                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                FEBRUARY 28, 2003
                                (Date of Report)


                         AMERICAN BUILDING CONTROL, INC.
             (Exact name of Registrant as specified in its charter)


DELAWARE                                0-9463                       75-2626358
(State or other jurisdiction of       (Commission                 (IRS Employer
incorporation or organization)        file Number)          Identification No.)


                             1301 WATERS RIDGE DRIVE
                             LEWISVILLE, TEXAS 75057
                    (Address of principal executive offices)



                                 (972) 353-6500
              (Registrant's telephone number, including area code)

                AMERICAN BUILDING CONTROL, INC. AND SUBSIDIARIES


ITEM 5:  OTHER EVENTS

On February 6, 2003, the Registrant announced that its Chief Executive Officer, Bryan C.W. Tate, had been elected Chairman of its Board of Directors (the "Board"). Mr. Tate's election followed the resignation of Niklaus F. Zenger as Chairman of the Board. In addition, two new independent directors, Ronald F. Harnisch and Carlo R. Loi, have recently been elected to the Board.

Mr. Tate has been a Board member since October 2001. Over the last 19 years, he has been the Chairman, Chief Executive Officer, and majority shareholder of Digitel Corporation, a privately-held, Atlanta-based telecommunications company. Mr. Tate will focus on preserving the Registrant's newly strengthened balance sheet and increasing the profitability of the Registrant's core businesses.

Mr. Harnisch is an attorney in New York City and previously was a member of the Board of the Registrant. He currently serves as counsel to the law firm Mintz & Gold LLP, where he chairs the government affairs practice. Mr. Harnisch also advises the New York State AFL-CIO and is actively involved with the Ireland Chamber of Commerce in the United States and the New York State District Attorney's Association.

Mr. Loi, a resident of Milan, Italy, has worked as an executive for a number of multi-national companies, including Hewlett Packard, General Electric, Racal, Chubb Security and Vodafone. Mr. Loi has also served as chairman of several corporate boards.

On February 1, 2003, the Registrant announced that Gerard C. Codeluppi, Michael
M. Morris and Oliver Stahel, resigned from its Board. The resignations follow the resignation of the Registrant's former Chief Executive Officer, Niklaus F. Zenger, and the consummation of the Registrant's asset sale to Honeywell in December 2002. On January 22, 2003, the Registrant announced the resignation of Mr. Zenger as the Registrant's Chief Executive Officer, and the election of Mr. Tate to replace Mr. Zenger as the Chief Executive Officer.

During Mr. Zenger's tenure as the Registrant's Chief Executive Officer, he developed and implemented a new strategy to help the Registrant's for achieve growth in its profits. This strategy included restructuring the organization into core business units, increasing profit margins, and reducing operating expenses. Under Mr. Zenger, the sale of the Registrant's closed-circuit television business to Honeywell International, Inc. was executed and consummated, leaving the Registrant with a stronger balance sheet.

On December 27, 2002, a new independent director, Lance Borvansky, was elected to the Board. Mr. Borvansky will serve on the Registrant's Audit and Compensation committees. Mr. Borvansky has a M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology. He has spent the last seven years working in risk management, financial analysis, and banking, with Arthur Andersen L.L.P., First Chicago NBD, and he has also worked as an independent consultant.



                     [Remainder of page intentionally blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        AMERICAN BUILDING CONTROL, INC.
                                        (Registrant)


Date: February 28, 2003                 By: /s/ Chris Sharng
                                            ------------------------------------
                                            Chris Sharng
                                            Senior Vice President and
                                            Chief Financial Officer



                                       3